   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2000

                                                      REGISTRATION NO. 333-47895
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ENHANCE FINANCIAL SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)

                NEW YORK                                  13-3333448
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-3100
              (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)


                              SAMUEL BERGMAN, ESQ.
                            EXECUTIVE VICE PRESIDENT
                     ENHANCE FINANCIAL SERVICES GROUP INC.
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-3100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE



                                                                                       PROPOSED MAXIMUM
                                                                   PROPOSED MAXIMUM       AGGREGATE
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE         OFFERING           AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)     PER UNIT(1)(2)       PRICE(1)(2)       REGISTRATION FEE
Debt Securities(3)..........................          --                 100%                 --                  --
Preferred Stock, par value $.01 per
  share(4)(5)...............................          --                -- (6)              -- (6)              -- (6)
Common Stock, par value $.10 per
  share(4)(5)...............................          --                -- (6)              -- (6)              -- (6)
Stock Purchase Contract(4)..................          --                  --                  --                  --
Stock Purchase Units(4).....................          --                  --                  --                  --
      Total.................................   $200,000,000(3)            --             $200,000,000         $55,600(7)



(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. In no event will the aggregate initial offering price of the Debt Securities, Preferred Stock, par value $.01 per share ("Preferred Stock"), Common Stock, par value $.10 per share ("Common Stock"), Stock Purchase Contracts (as defined herein) or Stock Purchase Units (as defined herein) issued under this registration statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European currency units. Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units registered hereby may be sold separately or together.



(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.



(3) If any Debt Securities are issued at an original issue discount, then such greater amount as may result from the initial offering prices for Debt Securities.



(4) In addition to any Preferred Stock or Common Stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of Securities (as defined herein) as may be issued upon conversion, either at the option of the holder or the Registrant, of the Securities, for which no separate consideration will be received.



(5) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Debt Securities, Stock Purchase Contracts or Stock Purchase Units convertible or exchangeable into Preferred Stock or Common Stock.



(6) No separate consideration will be received for the Preferred Stock and Common Stock issuable upon conversion of or exchange for Debt Securities.



(7) The Registrant previously paid $29,500 of such fee in connection with the initial filing of this Registration Statement on March 13, 1998.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2000


PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                     ENHANCE FINANCIAL SERVICES GROUP INC.


                                DEBT SECURITIES
                   PREFERRED STOCK, PAR VALUE $.01 PER SHARE
                     COMMON STOCK, PAR VALUE $.10 PER SHARE
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                               ------------------


    Enhance Financial Services Group Inc. (the "Company") intends to issue from time to time in one or more series up to $200,000,000 in aggregate initial offering price of (i) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities," and collectively with the Senior Debt Securities, the "Debt Securities"),
(ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of common stock, par value $.10 per share (the "Common Stock"), (iv) stock purchase contracts (the "Stock Purchase Contracts") to purchase Preferred Stock or Common Stock or (v) stock purchase units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and either Senior Debt Securities, Subordinated Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligation to purchase Preferred Stock or Common Stock under the Stock Purchase Contract. The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units offered hereby (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").



    The Debt Securities of any series may be convertible into or exchangeable for Preferred Stock or Common Stock. The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Debt Securities will be subordinate to all existing and future Senior Indebtedness of the Company (as defined herein). Unless otherwise indicated in the applicable Prospectus Supplement, the maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy, insolvency or reorganization of the Company. The specific terms of the Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, rate of interest (which may be variable or fixed), time of payment of interest, terms for optional redemption or repayment by the Company or any holder or for sinking fund payments, terms for conversion or exchange into Preferred Stock or Common Stock, the initial public offering price, any stock exchange listings, any special provisions related to Debt Securities denominated in a foreign currency or issued as medium-term notes, original issue discount securities or other special terms, and the designation of the Trustee, Security Registrar and Paying Agent, (ii) in the case of Preferred Stock, the aggregate number of shares offered the initial public offering price, the designation and the voting, dividend, liquidation and other rights, preferences and limitations of any series to be issued, including, without limitation dividend or interest rates, conversion prices, redemption prices and similar matters (collectively, "Preferred Stock Rights"), (iii) in the case of the Common Stock, the aggregate number of shares offered and the initial public offering price, (iv) in the case of Stock Purchase Contracts, the designation and number of shares of Preferred Stock or Common Stock issuable thereunder, the purchase price of the Preferred Stock or Common Stock, the date or dates on which the Preferred Stock or Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any applicable Preferred Stock Rights, payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, and
(v) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties securing the holders' obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

                           --------------------------

    The Securities may be sold to underwriters for public offering pursuant to terms of offering established at the time of sale. In addition, the Securities may be sold by the Company directly or through dealers or agents designated from time to time. The Prospectus Supplement will also set forth with respect to the sale of the Securities in respect of which this Prospectus is being delivered the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts, the net proceeds to the Company from such sale and any other terms of the offering. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    No dealer, salesperson or any other person has been authorized to give any information or make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                          , 2000

                                  THE COMPANY


    The Company is a holding company engaged, through its subsidiaries, principally in the reinsurance of financial guaranties of municipal and asset-backed debt obligations issued by monoline financial guaranty insurers. The Company is also engaged in (i) other insurance and reinsurance businesses, including the issuance of direct financial guaranties of debt obligations, trade credit reinsurance and excess-SIPC/excess-ICS and similar types of bonds and
(ii) several credit-based businesses that utilize the Company's expertise in performing sophisticated analysis of complex, credit-based risks.



    The credit-based businesses include the origination, purchase, servicing and/or securitization of special assets, including state lottery awards, structured settlements, viatical settlements, sub-performing/ non-performing and seller-financed residential mortgages and delinquent unsecured consumer assets. The Company is continuing to expand these asset-based businesses and is diversifying its products and services into other areas that the Company believes have growth potential and in which the Company's strengths in credit analysis and securitization can provide a competitive advantage.



    The Company's business strategy is to maintain its financial guaranty business, both primary and reinsurance, and its commitment to intensive and prudent credit underwriting and conservative investment policies; to utilize its expertise in underwriting credit risks to expand and develop its other insurance businesses; and to continue to pursue its credit-based businesses and diversification efforts utilizing its credit analysis skills in areas that the Company believes have strong profit and growth potential relative to risk. The Company expects that a significant portion of its growth will come from credit-based businesses and non-financial guaranty businesses.



    The Company has since its inception conducted substantially its entire insurance business through its wholly-owned financial guaranty insurance subsidiaries, Enhance Reinsurance Company ("Enhance Re") and Asset Guaranty Insurance Company ("Asset Guaranty"). Enhance Re has been rated by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Company ("Duff & Phelps"). Standard & Poor's and Duff & Phelps each have assigned Enhance Re an "AAA" claims-paying ability rating, their highest ratings, and Moody's has assigned Enhance Re an "Aa2" claims-paying ability rating. Asset Guaranty has been assigned an "AA" and "AAA" and triple-A claims-paying ability rating by Standard & Poor's and Duff & Phelps, respectively.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-3 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company, reference is hereby made to the Registration Statement, to the documents incorporated by reference therein, and to the exhibits thereto.


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such Registration Statement, reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements, and other information concerning the Company can be inspected and copied at the offices of The New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

                           INCORPORATION BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:


    (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998;



    (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;



    (3) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;



    (4) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and



    (5) the description of the Common Stock contained in the Company's registration statement, dated February 12, 1992, on Form 8-A.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Such requests should be directed to Enhance Financial Services Group Inc., 335 Madison Avenue, New York, New York 10019, Attention: Corporate Secretary, telephone number (212) 983-3100.

                                USE OF PROCEEDS


    Except as otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of any Securities will be used for general corporate purposes, which may include the repayment of indebtedness and the continued expansion of the Company's businesses. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. A more detailed description of the use of proceeds of any specific offering of Securities will be set forth in the Prospectus Supplement related to such offering.


                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's ratios of earnings to fixed charges for the years and periods indicated:

                                                                                    YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------------------------
                                                                       1994       1995       1996       1997       1998
                                                                     ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges (1).............................       6.6x      12.3x      14.8x      13.8x      14.3x

                                                                         NINE MONTHS
                                                                            ENDED
                                                                        SEPTEMBER 30,
                                                                     --------------------
                                                                       1998       1999
                                                                     ---------  ---------
Ratio of earnings to fixed charges (1).............................      14.8x       9.2x


------------------------

(1) The ratio of earnings to fixed charges is calculated by dividing income before income tax and extraordinary items plus fixed charges, by interest expense on debt (whether capitalized, amortized or otherwise).

                     DESCRIPTION OF SENIOR DEBT SECURITIES


    The Senior Debt Securities will be issued under an Indenture (as it may be supplemented, the "Senior Indenture"), to be entered into between the Company and BankOne Trust Company, NA, as trustee (referred to in this section, "Description of Senior Debt Securities," as the "Trustee"), which is filed as an exhibit to the Registration Statement. The Company believes that the following summary of certain provisions of the Indenture is a complete discussion of all material terms necessary to understand the Indenture. Capitalized terms not otherwise defined in this section, "Description of Senior Debt Securities," have the meaning given to them in the Senior Indenture. As used in this section, "Description of Senior Debt Securities," unless the context indicates otherwise, the term "Company" means Enhance Financial Services Group Inc. and does not include any of its subsidiaries.


GENERAL


    The Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of September 30, 1999, approximately $181.0 million aggregate principal amount of indebtedness for borrowed money of the Company would rank PARI PASSU with the Senior Debt Securities. The Company is currently a party to a credit agreement, dated as of June 30, 1998, as amended and restated June 29, 1999 and as further amended to date (the "Credit Agreement"), among the Company and Fleet National Bank, as lender, arranger and administrative agent, The Bank of New York, BankOne, NA (Main Office Chicago) (formerly known as The First National Bank of Chicago) and Deutsche Bank AG, New York and/or Cayman Island Branches, as lenders. The lenders shall be entitled to share with the holders of the Senior Debt Securities, on a PARI PASSU basis, in the remaining assets of the Company. The Senior Indenture does not limit the amount of debt, either secured or unsecured, that may be issued by the Company under the Senior Indenture or otherwise. The Senior Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Senior Debt Securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates.

    Because the Company is a holding company, the right of the Company, and hence the rights of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary and (in the case of an insurance subsidiary) its policyholders, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. The subsidiaries are separate and distinct legal entities and have no obligations, contingent or otherwise, to pay any amounts due pursuant to the Senior Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to insurance regulations and various business considerations.


    Reference is made to the Prospectus Supplement for the following terms of the offered Senior Debt Securities (to the extent such terms are applicable to such Senior Debt Securities): (i) the title of such Senior Debt Securities or the particular series thereof; (ii) any limit on the aggregate principal amount of such Senior Debt Securities; (iii) whether such Senior Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of such Senior Debt Securities are to be issuable initially in temporary global form and whether any of such Senior Debt Securities are to be issuable in permanent global form; (iv) the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which such Senior Debt Securities will be issued; (v) the date or dates on which such Senior Debt Securities will mature; (vi) the rate or rates per annum, or the formula by which such rate or rates will be determined, at which such Senior Debt Securities will bear interest, if any, the dates from which any such interest will accrue and the circumstances, if any, under which such interest rate or interest rate formula may be reset at the option of the Company; (vii) the Interest Payment Dates on which any such interest on such Senior Debt Securities will be payable, the Regular Record Date for any interest payable on such Senior Debt Securities that are Registered Securities on any Interest Payment Date, and the extent to which, or the manner in which any interest payable on a Global Security on an Interest Payment Date will be paid if other than in the manner described below under "Global Securities;" (viii) the person to whom any Registered Security of such series will be payable, if other than the person in whose name such Senior Debt Security (or one or more predecessor Senior Debt Securities) is registered at the close of business on the Regular Record Date for such interest, and the manner in which, or the person to whom, any interest on any Bearer Security of such series will be payable, if otherwise than upon presentation and surrender of the coupons thereto; (ix) if other than the principal amount of such Senior Debt Securities, the portion of the principal amount of such Senior Debt Securities which will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (x) any mandatory or optional sinking fund or analogous provisions; (xi) each office or agency where, subject to the terms of the Senior Indenture as described below under "Payments and Paying Agents," the principal of and any interest on such Senior Debt Securities will be payable and each office or agency where, subject to the terms of the Senior Indenture as described below under "Denominations, Registration and Transfer," such Senior Debt Securities may be presented for registration of transfer or exchange; (xii) the date, if any, after which and the price or prices at which such Senior Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (xiii) if applicable, the terms of any right to convert or exchange the Senior Debt Securities into Preferred Stock or Common Stock;
(xiv) the denominations in which such Senior Debt Securities which are Registered Securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denomination in which such Senior Debt Securities which are Bearer Securities will be issuable, if other than denominations of U.S. $5,000; (xv) the currency or currencies of payment of principal of and any premium and interest on such Senior Debt Securities;
(xvi) any index used to determine the amount of payments of principal of and any interest on such Senior Debt Securities; (xvii) the application, if any, of any restrictive covenants or events of default that are in addition to or different from those described herein; (xviii) the form of such Senior Debt Security; and
(xix) any other terms and provisions of such Senior Debt Securities not inconsistent with the terms and provisions of the Senior Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to such Senior Debt Securities. Senior Debt Securities of any series may be issued in one or more tranches as described in the applicable Prospectus Supplement.


    If the purchase price of any of the offered Senior Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of Senior Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Senior Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Senior Debt Securities will be issuable as Registered Securities, Bearer Securities or both. Senior Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Senior Debt Securities represented by such Global Security. The Prospectus Supplement relating to Senior Debt Securities denominated in a foreign or composite currency will specify the denominations thereof.


    In connection with its original issuance, no Bearer Security will be mailed or otherwise delivered to any location in the United States (as defined below under "Limitations on Issuance of Bearer Security"). A Bearer Security may be delivered in connection with its original issuance only if the person entitled to receive such Bearer Security furnishes written certification, in the form required by the Senior Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a United States person (as defined below under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that such United States person is a financial institution (as defined in Treasury Regulation Section 1.165-12(c)) that is purchasing for its own account or for the account of a customer and which agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. See "Global Securities" and "Limitations on Issuance of Bearer Securities" below.


    Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Senior Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the Senior Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Senior Indenture. Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Senior Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar designated by the Company or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Senior Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has initially appointed the Trustee as the security registrar under the Senior Indenture. If a Prospectus Supplement refers to any transfer agent (in addition to the security registrar) initially designated by the Company with respect to any series of Senior Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Senior Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the security registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Senior Debt Securities.


    In the event of any redemption in part, the Company shall not be required to: (i) issue, register the transfer of or exchange Senior Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Senior Debt Securities of that series selected to be redeemed and ending at the close of business on (a) if Senior Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption, and (b) if Senior Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Senior Debt Securities of that series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption;
(ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.


PAYMENTS AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any interest on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable (subject to applicable laws and regulations) at the offices of such Paying Agent or Paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to the Company or its Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of and any interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and the Company has delivered to the Trustee an opinion of counsel to that effect.

    Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Senior Debt Securities which are issuable solely as Registered Securities. Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by the Company for the Senior Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Senior Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in each Place of Payment for such series in the United States for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the circumstances described above, but not otherwise), (ii) a Paying Agent in each Place of Payment located outside the United States where Senior Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Senior Debt Securities of such series are listed on The International Stock Exchange, London or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg City or any other required city located outside the United States, as the case may be, for Senior Debt Securities of such series, and (iii) a Paying Agent in each Place of Payment located outside the United States where (subject to applicable laws and regulations) Registered Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company may be served.

    All monies paid by the Company to a Paying Agent for the payment of principal of and any interest on any Senior Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and thereafter the holder of such Senior Debt Security or any coupon appertaining thereto will look only to the Company for payment thereof.

GLOBAL SECURITIES

    The Senior Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Senior Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

    The specific terms of the depository arrangement with respect to a series of Senior Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depository arrangements.

    Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Senior Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such Senior Debt Securities or by the Company if such Senior Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.


    So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Senior Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Senior Indenture.

    Payments of principal of and any premium and any interest on individual Senior Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Senior Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Senior Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depository for a series of Senior Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Senior Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Senior Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If a Depository for a series of Senior Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Senior Debt Securities of such series in exchange for the Global Security representing such series of Senior Debt Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Senior Debt Securities, determine not to have any Senior Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Senior Debt Securities of such series in exchange for the Global Security or Securities representing such series of Senior Debt Securities. Individual Senior Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES


    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) other than to a Qualifying Branch of a United States Financial Institution (as defined below), and any underwriters, agents and dealers participating in the offering of Senior Debt Securities must agree that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than a Qualifying Branch of a United States Financial Institution) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or is a Qualifying Branch of a United States Financial Institution and, if such person is a dealer, that it will send similar confirmations to purchasers from it. The term "Qualifying Branch of a United States Financial Institution" means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165-12(c)(1) that agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder.



    Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.



    The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate or, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The term "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).


DEFEASANCE

    The Senior Indenture provides that the Company will be discharged from any and all obligations in respect of the Senior Debt Securities of any series (except for certain obligations to register the transfer or exchange of Senior Debt Securities of such series, to replace stolen, lost or mutilated Senior Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee for such series of Senior Debt Securities in trust of money and/or U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest, if any, on the Senior Debt Securities of such series on the maturity of such payments in accordance with the terms of the Senior Indenture and the Senior Debt Securities of such series. Such a trust may be established only if, among other things, the Company has delivered to such Trustee an Opinion of Counsel (who may be counsel for the Company) to the effect that (i) holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the Senior Debt Securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.

    The Senior Indenture provides that, if applicable, the Company may omit to comply with any additional restrictive covenants imposed on the Company in connection with the establishment of any series of Senior Debt Securities and that clause (d) under "Events of Default" with respect to such restrictive covenants and clause (e) under "Events of Default" shall not be deemed to be an Event of Default under the Senior Indenture and the Senior Debt Securities of any series, upon the deposit with the Trustee under the Senior Indenture, in trust of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and each installment of interest, if any, on the Senior Debt Securities of such series on the maturity of such payments in accordance with the terms of the Senior Indenture and the Senior Debt Securities of such series. The obligations of the Company under the Senior Indenture and Senior Debt Securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel for the Company) to the effect that (i) the holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the Senior Debt Securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit and defeasance.


    In the event the Company exercises its option to omit compliance with certain covenants of the Senior Indenture with respect to the Senior Debt Securities of any series as described above and the Senior Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (d) or (e) under "Events of Default," the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.


    The term "U.S. Government Obligation" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States or an agency thereof for the payment of which guarantee or obligation, the full faith and credit of the United States is pledged.

MODIFICATION OF THE SENIOR INDENTURE

    The Senior Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority of the principal amount of the Senior Debt Securities of each series then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Senior Indenture or modifying the rights of the holders of the Senior Debt Securities of such series, except that no such supplemental indenture may, among other things, (i) extend the final maturity of any Senior Debt Securities, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, impair the right to institute suit for payment thereof or reduce any amount payable upon any redemption thereof without the consent of the holder of the Senior Debt Security so affected, or (ii) reduce the aforesaid percentage of Senior Debt Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all outstanding Senior Debt Securities. The Board of Directors of the Company does not have the power to waive any of the covenants of the Senior Indenture including those relating to consolidation, merger or sale of assets.

EVENTS OF DEFAULT

    An Event of Default with respect to any series of Senior Debt Securities is defined in the Senior Indenture as being: (a) default by the Company for 30 days in the payment of any installment of interest on the Senior Debt Securities of such series; (b) default by the Company in the payment of any principal on the Senior Debt Securities of such series; (c) default by the Company in the payment of any sinking fund installment with respect to such series of Senior Debt Securities; (d) default by the Company in the performance of any of the agreements in the Senior Indenture contained therein for the benefit of the Senior Debt Securities of such series which shall not have been remedied within a period of 60 days after receipt of written notice by the Company from the Trustee for such series of Senior Debt Securities or by the Company and such Trustee from the holders of not less than 25% in principal amount of the Senior Debt Securities of such series then outstanding; (e) with respect to any series of Senior Debt Securities (unless otherwise specified in the accompanying Prospectus Supplement), the acceleration, or failure to pay at maturity, of any indebtedness for money borrowed of the Company exceeding $20,000,000 in principal amount, which acceleration is not rescinded or annulled or indebtedness paid within 15 days after the date on which written notice thereof shall have first been given to the Company as provided in the Senior Indenture;
(f) certain events of bankruptcy, insolvency or reorganization of the Company; or (g) any other Event of Default established in accordance with the Senior Indenture with respect to any series of Senior Debt Securities. No Event of Default (other than an Event of Default under clause (f)) described above with respect to a particular series of Senior Debt Securities necessarily constitutes an Event of Default with respect to any other series of Senior Debt Securities.

    The Senior Indenture provides that if an Event of Default with respect to any series of Senior Debt Securities shall have occurred and be continuing, either the Trustee with respect to the Senior Debt Securities of that series or the holders of at least 25% in aggregate principal amount of Senior Debt Securities of that series then outstanding may declare the principal amount (or, if the Senior Debt Securities of that series were sold at an original issue discount, such portion of the principal amount as may be specified in the terms of that series) of all the Senior Debt Securities of that series and interest, if any, accrued thereon to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on Senior Debt Securities of that series) may be waived by the holders of a majority in principal amount of the Senior Debt Securities of that series then outstanding.

    The Senior Indenture contains a provision entitling the Trustee with respect to any series of Senior Debt Securities, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Senior Debt Securities of such series before proceeding to exercise any right or power under the Senior Indenture at the request of the holders of such Senior Debt Securities. The Senior Indenture also provides that the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series of Senior Debt Securities, or exercising any trust or power conferred on such Trustee, with respect to the Senior Debt Securities of such series. The Senior Indenture contains a covenant that the Company will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists.

    No holder of any Senior Debt Security of any series will have any right to institute any proceeding with respect to the Senior Indenture or for any remedy thereunder, unless such holder shall have previously given the Trustee for such series of Senior Debt Securities written notice of an Event of Default with respect to Senior Debt Securities of that series and unless also the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series shall have made written request, and offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any Senior Debt Security to receive payment of the principal of and any interest on such Senior Debt Security on or after the due dates expressed in such Senior Debt Security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (i) either the Company shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all of the assets of the Company (if other than the Company) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Senior Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenants or condition.

    Other than the covenants described above, or as set forth in any accompanying Prospectus Supplement, the Senior Indenture and the Senior Debt Securities do not contain any covenants or other provisions designed to afford holders of the Senior Debt Securities protection in the event of a takeover, recapitalization or highly leveraged transaction involving the Company.

NO PERSONAL LIABILITY

    No past, present or future director, officer, employee or shareholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Senior Debt Securities or the Senior Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting such Senior Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Debt Securities.

THE TRUSTEE

    The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee provided it complies with the terms of the Senior Indenture.

                  DESCRIPTION OF SUBORDINATED DEBT SECURITIES


    The Subordinated Debt Securities will be issued under an Indenture (as it may be supplemented, the "Subordinated Indenture"), to be entered into between the Company and BankOne Trust Company, NA, as trustee (referred to in this section, "Description of Subordinated Debt Securities," as the "Trustee"), which is filed as an exhibit to the Registration Statement. The Company believes that the following summary of certain provisions of the Subordinated Indenture is a complete discussion of all material terms necessary to understand the Subordinated Indenture. Capitalized terms not otherwise defined in this section, "Description of Subordinated Debt Securities," have the meaning given to them in the Subordinated Indenture. As used in this section, "Description of Subordinated Debt Securities," unless the context indicates otherwise, the term "Company" means Enhance Financial Services Group Inc. and does not include any of its subsidiaries.


GENERAL


    The Subordinated Debt Securities will rank equally with all other unsecured and subordinated indebtedness for borrowed money of the Company. As of September 30, 1999, approximately $181.0 million aggregate principal amount of indebtedness for borrowed money of the Company would rank senior to the Subordinated Debt Securities. As of June 30, 1999, the Company had no existing indebtedness for borrowed money that would rank PARI PASSU with the Subordinated Debt Securities. The Subordinated Indenture does not limit the amount of debt, either secured or unsecured, that may be issued by the Company which would be senior to the Subordinated Debt Securities or that may be issued under the Subordinated Indenture or otherwise. The Subordinated Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Subordinated Debt Securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates.



    Because the Company is a holding company, the right of the Company, and hence the rights of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary and (in the case of an insurance subsidiary) its policyholders, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to insurance regulations and various business considerations.



    Reference is made to the Prospectus Supplement for the following terms of the offered Subordinated Debt Securities (to the extent such terms are applicable to such Subordinated Debt Securities): (i) the title of such Subordinated Debt Securities or the particular series thereof; (ii) any limit on the aggregate principal amount of such Subordinated Debt Securities; (iii) whether such Subordinated Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of such Subordinated Debt Securities are to be issuable initially in temporary global form and whether any of such Subordinated Debt Securities are to be issuable in permanent global form; (iv) the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which such Subordinated Debt Securities will be issued; (v) the date or dates on which such Subordinated Debt Securities will mature; (vi) the rate or rates per annum, or the formula by which such rate or rates will be determined, at which such Subordinated Debt Securities will bear interest, if any, the date from which any such interest will accrue and the circumstances, if any, under which such interest rate or interest rate formula may be reset at the option of the Company; (vii) the Interest Payment Dates on which any such interest on such Subordinated Debt Securities will be payable, the Regular Record Date for any interest payable on such Subordinated Debt Securities that are Registered Securities on any Interest Payment Date, and the extent to which, or the manner in which any interest payable on a Global Security on an Interest Payment Date will be paid if other than in the manner described below under "Global Securities;" (viii) the person to whom any Registered Security of such series will be payable, if other than the person in whose name such Subordinated Debt Security (or one or more predecessor Subordinated Debt Securities) is registered at the close of business on the Regular Record Date of such interest, and the manner in which, or the person to whom, any interest on any Bearer Security of such series will be payable, if otherwise than upon presentation and surrender of the coupons thereto; (ix) if other than the principal amount of such Subordinated Debt Securities, the portion of the principal amount of such Subordinated Debt Securities which will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (x) any mandatory or optional sinking fund or analogous provisions; (xi) each office or agency where, subject to the terms of the Subordinated Indenture as described below under "Payments and Paying Agents," the principal of and any interest on such Subordinated Debt Securities will be payable and each office or agency where, subject to the terms of the Subordinated Indenture as described below under "Denominations, Registration and Transfer," such Subordinated Debt Securities may be presented for registration of transfer or exchange; (xii) the date, if any, after which and the price or prices at which such Subordinated Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (xiii) if applicable, the terms of any right to convert or exchange the Subordinated Debt Securities into Preferred Stock or Common Stock; (xiv) the denominations in which such Subordinated Debt Securities which are Registered Securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denomination in which such Subordinated Debt Securities which are Bearer Securities will be issuable, if other than denominations of U.S. $5,000; (xv) the currency or currencies of payment of principal of and any premium and interest on such Subordinated Debt Securities; (xvi) any index used to determine the amount of payments of principal of and any interest on such Subordinated Debt Securities; (xvii) the application, if any, of any restrictive covenants or events of default that are in addition to or different from those described herein; (xviii) the form of such Subordinated Debt Security; and (xix) any other terms and provisions of such Subordinated Debt Securities not inconsistent with the terms and provisions of the Subordinated Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to such Subordinated Debt Securities. Subordinated Debt Securities of any series may be issued in one or more tranches as described in the applicable Prospectus Supplement.


    If the purchase price of any of the offered Subordinated Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of Subordinated Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Subordinated Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

SUBORDINATION

    Indebtedness evidenced by the Subordinated Debt Securities will be subordinated in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all existing and future Senior Indebtedness of the Company. Senior Indebtedness is defined in the Subordinated Indenture as the principal of and interest on (including any interest that accrues after or would have accrued but for the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law, regardless of whether such interest is allowed or permitted to the holder of such Debt against the bankruptcy or any other insolvency estate of the Company in such proceeding) and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such Debt. Amounts outstanding under any Senior Debt Securities will be included in Senior Indebtedness. Excluded from the definition of Senior Indebtedness are the following: (a) any Debt which expressly provides (i) that such Debt shall not be senior in right of payment to the Subordinated Debt

Securities, or (ii) that such Debt shall be subordinated to any other Debt of the Company, unless such Debt expressly provides that such Debt shall be senior in right of payment to the Subordinated Debt Securities; and (b) any Debt of the Company in respect of the Subordinated Debt Securities.

    By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets,
(i) the holders of Subordinated Debt Securities will be required to pay over their share of such distribution to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and (ii) creditors of the Company who are not holders of Subordinated Debt Securities or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Subordinated Debt Securities.

    In the event that the Subordinated Debt Securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default, then the Company is obligated to notify promptly holders of Senior Indebtedness of such acceleration. The Company may not pay the Subordinated Debt Securities until 179 days have passed after such acceleration occurs and may thereafter pay the Subordinated Debt Securities if the terms of the Subordinated Indenture otherwise permit payment at that time.

    No payment of the principal, issue price plus accrued original issue discount (if any), redemption price, interest, if any, or any other amount payable with respect to any Subordinated Debt Security may be made, nor may the Company acquire any Subordinated Debt Securities except as set forth in the Subordinated Indenture, if any default with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and either such default is the subject of judicial proceedings or the Company receives notice of the default, unless (a) 179 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the Senior Indebtedness is cured or waived and (b) the terms of the Subordinated Indenture otherwise permit the payment or acquisition of the Subordinated Debt Securities at that time.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Subordinated Debt Securities will be issuable as Registered Securities, Bearer Securities or both. Subordinated Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Subordinated Debt Securities represented by such Global Security. The Prospectus Supplement relating to Subordinated Debt Securities denominated in a foreign or composite currency will specify the denominations thereof.


    In connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined below under "Limitations on Issuance of Bearer Securities") and a Bearer Security may be delivered in connection with its original issuance only if the person entitled to receive such Bearer Security furnishes written certification, in the form required by the Subordinated Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a United States person (as defined below under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that such United States person is a financial institution (as defined in Treasury Regulation Section 1.165-12(c)) that is purchasing for its own account or for the account of a customer and which agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code, and the regulations thereunder. See "Global Securities" and "Limitations on Issuance of Bearer Securities" below.


    Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Subordinated Debt Securities of any series are issuable as both Registered Securities and as

Bearer Securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the Subordinated Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Subordinated Indenture. Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Subordinated Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar designated by the Company or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Subordinated Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has initially appointed the Trustee as the security registrar under the Subordinated Indenture. If a Prospectus Supplement refers to any transfer agent (in addition to the security registrar) initially designated by the Company with respect to any series of Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Subordinated Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Subordinated Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the security registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Subordinated Debt Securities.


    In the event of any redemption in part, the Company shall not be required to: (i) issue, register the transfer of or exchange Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Subordinated Debt Securities of that series selected to be redeemed and ending at the close of business on (a) if Subordinated Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption, and (b) if Subordinated Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Subordinated Debt Securities of that series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or
(iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.


PAYMENTS AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any interest on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Record Date for such interest payment.


    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable (subject to applicable laws and regulations) at the offices of such Paying Agent or Paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to the Company or its Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of and any interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and the Company has delivered to the Trustee an opinion of counsel to that effect.


    Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Subordinated Debt Securities which are issuable solely as Registered Securities. Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by the Company for the Subordinated Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Subordinated Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Subordinated Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in each Place of Payment for such series in the United States for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the circumstances described above, but not otherwise), (ii) a Paying Agent in each Place of Payment located outside the United States where Subordinated Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Subordinated Debt Securities of such series are listed on The International Stock Exchange, London or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg City or any other required city located outside the United States, as the case may be, for Subordinated Debt Securities of such series, and (iii) a Paying Agent in each Place of Payment located outside the United States where (subject to applicable laws and regulations) Registered Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company may be served.

    All monies paid by the Company to a Paying Agent for the payment of principal of and any interest on any Subordinated Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and thereafter the holder of such Subordinated Debt Security or any coupon appertaining thereto will look only to the Company for payment thereof.

GLOBAL SECURITIES

    The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Subordinated Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

    The specific terms of the depository arrangement with respect to a series of Subordinated Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depository arrangements.


    Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Subordinated Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such Subordinated Debt Securities or by the Company if such Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and records of Participants (with respect to interests of person who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.


    So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Debt Securities represented by such Global Security for all purposes under the Subordinated Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Subordinated Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Subordinated Indenture.

    Payments of principal of and any premium and any interest on individual Subordinated Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Subordinated Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depository for a series of Subordinated Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Subordinated Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Subordinated Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If a Depository for a series of Subordinated Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Subordinated Debt Securities of such series in exchange for the Global Security representing such series of Subordinated Debt Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Subordinated Debt Securities, determine not to have any Subordinated Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Subordinated Debt Securities of such series in exchange for the Global Security or Securities representing such series of Subordinated Debt Securities. Individual Subordinated Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES


    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) other than to a Qualifying Branch of a United States Financial Institution (as defined below), and any underwriters, agents and dealers participating in the offering of Subordinated Debt Securities must agree that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than a Qualifying Branch of a United States Financial Institution) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or is a Qualifying Branch of a United States Financial Institution and, if such person is a dealer, that it will send similar confirmations to purchasers from it. The term "Qualifying Branch of a United States Financial Institution" means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165-12(c) that agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder.



    Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.



    The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate or, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The term "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).


DEFEASANCE


    The Subordinated Indenture provides that the Company will be discharged from any and all obligations in respect of the Subordinated Debt Securities of any series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities of such series, to replace stolen, lost or mutilated Subordinated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee for such series of Subordinated Debt Securities in trust of money and/or U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest, if any, on the Subordinated Debt Securities of such series on the maturity of such payments in accordance with the terms of the Subordinated Indenture and the Subordinated Debt Securities of such series. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel for the Company) of the effect that
(i) holders of the Subordinated Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would has been the case if such deposit, defeasance and discharge had not occurred, and
(ii) the Subordinated Debt Securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.


    The Subordinated Indenture provides that, if applicable, the Company may omit to comply with any additional restrictive covenants imposed on the Company in connection with the establishment of any series of Subordinated Debt Securities and that clause (d) under "Events of Default" with respect to such restrictive covenants and clause (e) under "Events of Default" shall not be deemed to be an Event of Default under the Subordinated Indenture and the Subordinated Debt Securities of any series, upon the deposit with the Trustee under the Subordinated Indenture, in trust of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and each installment of interest, if any, on the Subordinated Debt Securities of such series on the maturity of such payments in accordance with the terms of the Subordinated Indenture and the Subordinated Debt Securities of such series. The obligations of the Company under the Subordinated Indenture and the Subordinated Debt Securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel for the Company) to the effect that (i) the holders of the Subordinated Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the Subordinated Debt Securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit and defeasance.


    In the event the Company exercises its option to omit compliance with certain covenants of the Subordinated Indenture with respect to the Subordinated Debt Securities of any series as described above and the Subordinated Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (d) or (e) under "Events of Default," the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Subordinated Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.


    The term "U.S. Government Obligation" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States or an agency thereof for the payment of which guarantee or obligation, the full faith and credit of the United States is pledged.

MODIFICATION OF THE SUBORDINATED INDENTURE

    The Subordinated Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority of the principal amount of the Subordinated Debt Securities of each series then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Subordinated Indenture or modifying the rights of the holders of the Subordinated Debt Securities of such series, except that no such supplemental indenture may, among other things, (i) extend the final maturity of any Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, impair the right to institute suit for payment thereof or reduce any amount payable upon any redemption thereof without the consent of the holder of the Subordinated Debt Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all outstanding Subordinated Debt Securities. The Board of Directors of the Company does not have the power to waive any of the covenants of the Subordinated Indenture including those relating to consolidation, merger or sale of assets.

EVENTS OF DEFAULT

    An Event of Default with respect to any series of Subordinated Debt Securities is defined in the Subordinated Indenture as being: (a) default by the Company for 30 days in the payment of any installment of interest on the Subordinated Debt Securities of such series; (b) default by the Company in the payment of any principal on the Subordinated Debt Securities of such series;
(c) default by the Company in the payment of any sinking fund installment with respect to such series of Subordinated Debt Securities; (d) default by the Company in the performance of any of the agreements in the Subordinated Indenture contained therein for the benefit of the Subordinated Debt Securities of such series which shall not have been remedied within a period of 60 days after receipt of written notice by the Company from the Trustee for such series of Subordinated Debt Securities or by the Company and such Trustee from the holders of not less than 25% in principal amount of the Subordinated Debt Securities of such series then outstanding; (e) with respect to any series of Subordinated Debt Securities (unless otherwise specified in the accompanying Prospectus Supplement), the acceleration, or failure to pay at maturity, of any indebtedness for money borrowed of the Company exceeding $20,000,000 in principal amount, which acceleration is not rescinded or annulled or indebtedness paid within 15 days after the date on which written notice thereof shall have first been given to the Company as provided in the Subordinated Indenture; (f) certain events of bankruptcy, insolvency or reorganization of the Company; or (g) any other Event of Default established in accordance with the Subordinated Indenture with respect to any series of Subordinated Debt Securities. No Event of Default (other than an Event of Default under clause
(f)) described above with respect to a particular series of Subordinated Debt Securities necessarily constitutes an Event of Default with respect to any other series of Subordinated Debt Securities.

    The Subordinated Indenture provides that if an Event of Default with respect to any series of Subordinated Debt Securities shall have occurred and be continuing, either the Trustee with respect to the Subordinated Debt Securities of that series or the holders of at least 25% in aggregate principal amount of Subordinated Debt Securities of that series then outstanding may declare the principal amount (or, if the Subordinated Debt Securities of that series were sold at an original issue discount, such portion of the principal amount as may be specified in the terms of that series) of all the Subordinated Debt Securities of that series and interest, if any, accrued thereon to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on Subordinated Debt Securities of that series) may be waived by the holders of a majority in principal amount of the Subordinated Debt Securities of that series then outstanding.

    The Subordinated Indenture contains a provision entitling the Trustee with respect to any series of Subordinated Debt Securities, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Subordinated Debt Securities of such series before proceeding to exercise any right or power under the Subordinated Indenture at the request of the holders of such Subordinated Debt Securities. The Subordinated Indenture also provides that the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series of Subordinated Debt Securities, or exercising any trust or power conferred on such Trustee, with respect to the Subordinated Debt Securities of such series. The Subordinated Indenture contains a covenant that the Company will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists.

    No holder of any Subordinated Debt Security of any series will have any right to institute any proceeding with respect to the Subordinated Indenture or for any remedy thereunder, unless such holder shall have previously given the Trustee for such series of Subordinated Debt Securities written notice of an Event of Default with respect to Subordinated Debt Securities of that series and unless also the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series shall have made written request, and offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any Subordinated Debt Security to receive payment of the principal of and any interest on such Subordinated Debt Security on or after the due dates expressed in such Subordinated Debt Security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (i) either the Company shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all of the assets of the Company (if other than the Company) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Subordinated Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Subordinated Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenants or condition.

    Other than the covenants described above, or as set forth in any accompanying Prospectus Supplement, the Subordinated Indenture and the Subordinated Debt Securities do not contain any covenants or other provisions designed to afford holders of the Subordinated Debt Securities protection in the event of a takeover, recapitalization or highly leveraged transaction involving the Company.

NO PERSONAL LIABILITY

    No past, present or future director, officer, employee or shareholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Subordinated Debt Securities or the Subordinated Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting such Subordinated Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities.

THE TRUSTEE

    The Trustee in its individual or any other capacity may become the owner or pledgee of Subordinated Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee provided it complies with the terms of the Subordinated Indenture.

                          DESCRIPTION OF CAPITAL STOCK



PREFERRED STOCK



    The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.01 per share. The following description, to the extent it summarizes certain provisions of the Company's Certificate of Incorporation, does not purport to be complete and is qualified by reference thereto.



    The board of directors of the Company is authorized, without further action by the shareholders of the Company, to fix the designation and the voting dividend, liquidation and other rights, preferences and limitations of any series of Preferred Stock to be issued, including, without limitation dividend or interest rates, conversion prices, redemption prices and similar matters. If shares of Preferred Stock are issued, it is likely that they will have greater rights, powers and preferences than those of the Common Stock. The applicable Prospectus Supplement will describe the terms of any applicable Preferred Stock Rights pertaining to Preferred Stock to be issued. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the applicable certificate of designation to be filed specifying the applicable Preferred Stock Rights.


COMMON STOCK

    The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.10 per share. The following description, to the extent it summarizes certain provisions of the Company's Certificate of Incorporation, does not purport to be complete and is qualified by reference thereto.


    The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Company's board of directors out of funds legally available therefor and to share ratably in the assets, if any, legally available for distribution to shareholders in the event of a liquidation, dissolution or winding up of the Company. The Common Stock has no preemptive right and no subscription or redemption privileges. The Common Stock does not have cumulative voting rights, which means the holder or holders of more than half of the shares voting for the election of directions can elect all the directors then being elected. All the outstanding shares of Common Stock are, and the shares to be sold pursuant to this offering when issued and paid for will be, fully paid and not liable for further call or assessment.


SECTION 912 OF THE NEW YORK BUSINESS CORPORATION LAW

    Generally, Section 912 of the New York Business Corporation Law prohibits a resident domestic corporation, such as the Company, from engaging in a "business combination" with an interested shareholder for a period of five years after the date of the transactions in which the person became an interested shareholder, unless, (a) prior to the date on which the person became an interested shareholder the transaction is approved by the board of directors of the corporation, (b) no earlier than five years after the date of the transaction in which the person became an interested shareholder the transaction was approved by the affirmative vote of a majority of the outstanding voting stock not owned by such interested shareholder or its affiliates or (c) the business transaction meets certain criteria as to amount of consideration and other conditions. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the shareholder. An "interested shareholder" includes a person who, together with affiliates and associates, owns (or within the preceding five years owned) 20% or more of the corporation's voting stock. By restricting the ability of the Company to engage in business combinations with an interested person, the application of Section 912 to the Company may provide a barrier to hostile or unwanted takeovers.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER

PROPOSALS AND DIRECTOR NOMINATIONS

    The by-laws of the Company establish an advance notice procedure for the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as director as well as for other shareholder proposals to be considered at shareholders' meetings.

    The by-laws include a provision requiring that notice of shareholder proposals and director nominations, other than by or at the direction of the board of directors or a committee thereof, must br timely given in writing to the Secretary of the Company prior to the meeting at which the matters are to be acted upon or the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 60 nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

    A shareholder's notice to the Secretary (a) with respect to a shareholder proposal, must set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) the name and record address of the shareholder proposing such business, (iv) the class or series and number of shares of the Company which are owned beneficially or of record by such shareholder, (v) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (b) with respect to a director nomination, must set forth (i) such information about the nominee as would be required to be disclosed in a proxy statement pursuant to the proxy rules under the Exchange Act, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating shareholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such shareholder, (v) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made and (vi) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named.

    The purpose of requiring advance notice is to afford the Board of Directors an opportunity to consider the qualifications of the proposed nominees or the merits of other shareholder proposals and to the extent deemed necessary or desirable by the board of directors, to inform shareholders about those matters.


                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS



    The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities or Subordinated Debt Securities or (y) debt obligations of third parties, including U.S. Treasury securities or securing the holders' obligations to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and any applicable Preferred Stock Rights. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.


                              PLAN OF DISTRIBUTION


    The Company may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents (which agents may be affiliates of the Company) that solicit or receive offers on behalf of the Company or through dealers or through a combination of any such method of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the Prospectus Supplement.



    The Company has been advised by certain potential underwriters that they may from time to time engage in transactions to hedge all or part of its risk relating to its obligations relating to the offer and sale of Securities. The Company has been advised that any such hedging activities would not occur prior to effectiveness of this Registration Statement and the Prospectus Supplement.



    From time to time, the Company, an underwriter or an underwriter's agent (which agent may be an affiliate of the Company or any underwriter) may engage in short sales, short sales versus the box, puts and calls, loans and pledges, and other transactions involving securities of the Company or derivatives of the Company's securities, and may sell and deliver shares in connection therewith including, without limitation, purchases and redeliveries of shares to cover short sales.



    The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize agents of the Company acting on a best efforts or other basis to solicit or receive offers to purchase the Securities upon the terms and conditions set forth in the Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.


    Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities (including agents only soliciting or receiving offers to purchase Securities on behalf of the Company) may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance.

    Certain of the underwriters, dealers and agents and their respective associates may be customers of, engage in transactions with and perform services for the Company or its subsidiaries or affiliates in the ordinary course of business.

                                 LEGAL OPINION


    The validity of the Securities offered hereby will be passed upon for the Company by Samuel Bergman, Esq., Executive Vice President of the Company. As of February 18, 2000, Mr. Bergman, together with members of his immediate family, owned an aggregate of 9,200 shares of Common Stock and held options to purchase 273,000 shares of Common Stock.


                                    EXPERTS


    The consolidated financial statements of the Company incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
The Company...............................................................     2
Available Information.....................................................     3
Incorporation by Reference................................................     4
Use of Proceeds...........................................................     5
Ratio of Earnings to Fixed Charges........................................     5
Description of Senior Debt Securities.....................................     5
Description of Subordinated Debt Securities...............................    15
Description of Capital Stock..............................................    25
Description of Stock Purchase Contracts and Stock Purchase Units..........    26
Plan of Distribution......................................................    26
Legal Opinion.............................................................    27
Experts...................................................................    27



                                  $200,000,000


                               ENHANCE FINANCIAL

SERVICES

GROUP INC.

                                DEBT SECURITIES


                                PREFERRED STOCK
                                ($.01 PAR VALUE)


                                  COMMON STOCK

                                ($.10 PAR VALUE)


                            STOCK PURCHASE CONTRACTS



                              STOCK PURCHASE UNITS


                                     [LOGO]

          PROSPECTUS


          DATED            , 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    An estimate of the fees and expenses of issuance and distribution (other than discounts and commissions) of the Securities offered hereby (all of which will be paid by the Company) is as follows:



SEC registration fee..............................................  $  55,600
Printing expenses.................................................     25,000
Legal fees and expenses...........................................     35,000
Accounting fees and expenses......................................      5,000
Trustees' fees and expenses.......................................      9,000
Miscellaneous expenses............................................      4,400
                                                                    ---------
      Total.......................................................  $ 134,000
                                                                    =========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by Section 722 of the New York Business Corporation Law (the "BCL"), the amended and restated certificate of incorporation of the Company eliminates the personal liability of members of its board of directors to the Company or its shareholders for monetary damages for violations of their fiduciary duty of care. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, such provision may not and does not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

    Section 6.5 of the Company's by-laws provides that, except as prohibited by the BCL, directors and certain other personnel of the Company are to be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of the Company, subject to certain qualifications and provided that each such person acted in good faith and in a manner that he or she reasonably believed was in the Company's best interest and did not derive any improper financial profit or other advantage.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.    EXHIBIT DESCRIPTION
-------------  ----------------------------------------------------------------------------------------------------
        4.1    Form of Senior Indenture, dated as of       , 1999
        4.2    Form of Subordinated Indenture, dated as of       , 1999
          5    Opinion of Samuel Bergman, Esq., Executive Vice President and General Counsel of the Company,
               regarding legality of securities
         12    Calculation of ratio of earnings to fixed charges
       23.1    Consent of Deloitte & Touche LLP
       23.2    Consent of Samuel Bergman, Esq. (included in the opinion filed as Exhibit 5)*
       24.1    Powers of Attorney of directors other than Jay A. Novik (included on page II-4 of initial filing of this Registration Statement on March 13, 1998)*
       24.2    Power of Attorney of Jay A. Novik
       24.3    Power of Attorney of Richard Lutenski
       25.1    Statement on Form T-1 of Eligibility of Trustee under the Senior Indenture
       25.2    Statement on Form T-1 of Eligibility of Trustee under the Subordinated Indenture


------------------------
*   previously filed

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 22, 2000.


                                ENHANCE FINANCIAL SERVICES GROUP INC.

                                BY   /S/ DANIEL GROSS
                                     -----------------------------------------
                                     Daniel Gross
                                     PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER


                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated above.


          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------


                                President, Chief Executive
              *                   Officer and Director
------------------------------    (principal executive        February 22, 2000
         Daniel Gross             officer)

                                Executive Vice President
     /s/ RICHARD LUTENSKI         (principal financial
------------------------------    officer and principal       February 22, 2000
       Richard Lutenski           accounting officer)

              *                 Director
------------------------------                                February 22, 2000
      Brenton W. Harries

              *                 Director
------------------------------                                February 22, 2000
       David R. Markin

       /s/ JAY A. NOVIK         Director
------------------------------                                February 22, 2000
         Jay A. Novik

              *                 Director
------------------------------                                February 22, 2000
      Wallace O. Sellers

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                          Director
------------------------------                                February 22, 2000
       Richard J. Shima

              *                          Director
------------------------------                                February 22, 2000
      Robert P. Saltzman

              *                          Director
------------------------------                                February 22, 2000
      Spencer R. Stuart

              *                          Director
------------------------------                                February 22, 2000
       Allan R. Tessler

              *                 Director
------------------------------                                February 22, 2000
      Frieda K. Wallison

              *                 Director
------------------------------                                February 22, 2000
          Jerry Wind



*By:     /s/ SAMUEL BERGMAN
      -------------------------
           Samuel Bergman                                     February 22, 2000
          ATTORNEY-IN-FACT